UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2007

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2007, the registrant entered into a new senior revolving credit facility with RBS Citizens Bank N.A., under which it can borrow up to $18.0 million, including $2.0 million for letters of credit. Interest accrues at a variable rate based on both prime and published LIBOR rates. The credit facility expires on January 31, 2011, at which time all advances will be immediately due and payable. As of December 12, 2007, the revolving credit facility borrowing limit was $18.0 million and the amount outstanding under the credit facility was $8.9 million at a rate of 7% and the unused amount available was $9.1 million. Borrowings are secured by substantially all of the registrant's assets. Under the terms of this credit facility, the registrant is subject to various covenants. The $8.9 million in proceeds of this senior credit facility were applied to pay off the prior senior debt obligations due to Bank of America, N.A.

There is no relationship, arrangement or understanding between the registrant and either RBS Citizens Bank N.A. or any of its affiliates, other than in respect of the loan agreement establishing and setting forth the terms and conditions of this senior credit facility.

Copies of the loan and security agreement, revolving credit note, and intercreditor, subordination and standby agreement are attached hereto, respectively, as Exhibits 10.59, 10.60, and 10.61.

On December 11, 2007, the registrant entered into a mezzanine loan agreement with BCA Mezzanine Fund, LP, Cephas Capital Partners, LP, and SEED Ventures, LP (jointly, the "Subordinated Holders"), which provided for the registrant's issuance of a senior subordinated note payable, which is due in full on December 11, 2012 for aggregate proceeds of $5 million. Of such proceeds, $3.0 million was used to pay off a previously existing subordinated note payable to Patriot Capital Funding, Inc., and $0.15 million was used to pay a prepayment fee. The note is a general senior subordinated obligation, subordinated in right of payment to existing and future senior debt, ranks equal in right of payment with any future senior subordinated debt and is senior in right of payment to any future subordinated debt. Interest accrues at an annual rate of 14%, of which 12% is payable quarterly in arrears on the fifth business day of the following month. The remaining 2% per annum is deferrable, and if deferred, shall be compounded and due in full on December 11, 2012. Prepayment on the principal amount due under the note may voluntarily be made at any time, plus accrued and unpaid interest and a prepayment fee of 5% of the prepaid amount if paid prior to the first anniversary, 4% if paid prior to the second anniversary, 3% if paid prior to the third anniversary, and 0% if paid after December 11, 2010. Under the terms of this senior subordinated credit facility, the registrant is subject to various covenants. Simultaneously with the issuance of this note, the registrant issued warrants on a pro rata basis to the Subordinated Holders, exercisable at any time after December 11, 2007 for up to 118,370 shares of the registrant's common stock at an exercise price of $3.96 per share.

Except as noted below with respect to Mr. Mulligan, there is no relationship, arrangement or understanding between the registrant and any of the Subordinated Holders or any of their affiliates, other than in respect of the loan agreement establishing and settting forth the terms and conditions of this mezzanine loan agreement. Registrant Board member Gregory Mulligan holds a management and indirect economic interest in BCA Mezzanine Fund, LP, which participated at $2.0 million in the senior subordinated credit facility, following approval on October 26, 2007 by the disinterested members of the Audit Committee of the registrant's Board of Directors.

Copies of the mezzanine promissory note, specimen common stock purchase warrant, registration rights agreement, mezzanine loan agreement, and security agreement are attached hereto, respectively, as Exhibits 4.8, 4.9, 4.10, 10.62 and 10.63.

Item 1.02 Termination of a Material Definitive Agreement.

On December 12, 2007, the registrant paid $10.3 million to Bank of America, N.A. in connection with the payoff and termination of the registrant's prior senior revolving credit facility with Bank of America. There was no relationship, arrangement or understanding between the registrant and either Bank of America or any of its affiliates, other than in respect of the terminated senior loan agreement.

On December 12, 2007, the registrant paid $3.16 million to Patriot Capital Funding, Inc., inclusive of a $150,000 prepayment fee, in connection with the payoff and termination of the registrant's prior senior subordinated credit facility with Patriot Capital Funding, Inc. There was no relationship, arrangement or understanding between the registrant and either Patriot Capital Funding, Inc. or any of its affiliates, other than in respect of the terminated subordinated note and warrant purchase agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 11, 2007, the registrant entered into a new senior revolving credit facility with RBS Citizens Bank N.A., under which it can borrow up to $18.0 million, including $2.0 million for letters of credit. Interest accrues at a variable rate based on both prime and published LIBOR rates. The credit facility expires on January 31, 2011, at which time all advances will be immediately due and payable. As of December 12, 2007, the revolving credit facility borrowing limit was $18.0 million and the amount outstanding under the credit facility was $8.9 million at a rate of 7% and the unused amount available was $9.1 million. Borrowings are secured by substantially all of the registrant's assets. Under the terms of this credit facility, the registrant is subject to various covenants.

The senior credit facility may be accelerated by RBS Citizens Bank, N.A. if: the registrant defaults in the payment of principal or interest to the Bank, violates its loan covenants, defaults in its obligations under the registrant's subordinated credit facility, fails to timely cure certain monetary judgments in excess of $350,000, or files for bankruptcy; a change of control occurs; or upon the occurrence of other standard commercial defaults.

On December 11, 2007, the registrant entered into a mezzanine loan agreement with BCA Mezzanine Fund, LP, Cephas Capital Partners, LP, and SEED Ventures, LP (jointly, the "Subordinated Holders"), which provided for the registrant's issuance of a senior subordinated note payable, which is due in full on December 11, 2012 for aggregate proceeds of $5 million. Of such proceeds, $3.0 million was used to pay off a previously existing subordinated note payable to Patriot Capital Funding, Inc., and $0.15 million was used to pay a prepayment fee. The note is a general senior subordinated obligation, subordinated in right of payment to existing and future senior debt, ranks equal in right of payment with any future senior subordinated debt and is senior in right of payment to any future subordinated debt. Interest accrues at an annual rate of 14%, of which 12% is payable quarterly in arrears on the fifth business day of the following month . The remaining 2% per annum is deferrable, and if deferred, shall be compounded and due in full on December 11, 2012. Prepayment on the principal amount due under the note may voluntarily be made at any time, plus accrued and unpaid interest and a prepayment fee of 5% of the prepaid amount if paid prior to the first anniversary, 4% if paid prior to the second anniversary, 3% if paid prior to the third anniversary, and 0% if paid after December 11, 2010. Under the terms of this senior subordinated credit facility, the registrant is subject to various covenants. Simultaneously with the issuance of this note, the registrant issued warrants on a pro rata basis to the Subordinated Holders, exercisable at any time after December 11, 2007 for up to 118,370 shares of the registrant's common stock at an exercise price of $3.96 per share.

The senior subordinated credit facility may be accelerated by the Subordinated Holders if: the registrant defaults in the payment of principal or interest to the Subordinated Holders, violates its loan covenants, fails to timely cure certain monetary judgments in excess of $350,000, or files for bankruptcy; a change of control occurs or a material adverse change occurs in the registrant's business, assets or financial condition; or upon the occurrence of other standard commercial defaults.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.8
4.9
4.10
10.59
10.60
10.61
10.62
10.63

The information and exhibits submitted in this Report are and shall be deemed to furnished to the Securities and Exchange Commission, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The disclosures in Items 1.01, 1.02 and 2.03 of this Report includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including those identified in the registrant's that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and more recent quarterly reports on Form 10Q on file with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

December 14, 2007	By:	/s/ Michael W. Bruns

Name: Michael W. Bruns
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.8	Mezzanine Promissory Note
4.9	Specimen Common Stock Purchase Warrant
4.10	Registration Rights Agreement
10.59	Loan and Security Agreement
10.60	Revolving Credit Note
10.61	Intercreditor, Subordination and Standby Agreement
10.62	Mezzanine Loan Agreement
10.63	Mezzanine Security Agreement